UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 17, 2007

                                 SONIC SOLUTIONS
             (Exact name of registrant as specified in its charter)

         California                  23190                   93-0925818
(State or other jurisdiction  (Commission File Number)     (I.R.S. Employer
      of organization)                                    Identification No.)

                 101 Rowland Way, Suite 110 Novato, CA              94945
                (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code: (415) 893-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         On May 17, 2007, Sonic Solutions (the "Company") issued a press release regarding its selected preliminary financial results for the fourth quarter ended March 31, 2007. A copy of the press release, dated May 17, 2007, is attached hereto as Exhibit 99.1.

         The Company's selected preliminary results and guidance may be adjusted as a result of the expected restatement of historical results. As previously announced on February 1, 2007, the Company has commenced a voluntary review of its historical and current stock option grant practices and related accounting. Based on the review, the audit committee and company management have concluded that, under applicable accounting guidance, the Company lacks sufficient documentation for certain historical option grants and that the measurement dates associated with these option grants will need to be adjusted. Further, as previously announced, the audit committee, after consultation with management and the Company's board of directors, has determined that the Company's annual and interim financial statements may no longer be relied upon.

         The Company believes it will have to record additional cash and non-cash charges for stock-based compensation expense and restate previous financial statements, and that such charges will be material. The Company is not yet able to determine the amount of such charges or the resulting tax and accounting impact of these actions. The Company intends to file its restated financial results and related periodic reports as quickly as possible.

         All results and guidance reported in Exhibit 99.1 are presented without taking into account any adjustments to either current or previously reported results that may be required in connection with any restatement and should be considered preliminary until the Company files its annual report on Form 10-K for the fiscal year ended March 31, 2007, its quarterly report on Form 10-Q for the third quarter ended December 31, 2006 and any required restatement of historical financial statements. Investors are cautioned that Sonic is unable to provide reconciliations to corresponding U.S. Generally Accepted Accounting Principles ("GAAP") measures for the non-GAAP information provided in this press release due to the ongoing options practice and accounting review. The non-GAAP information includes those measures that exclude stock-based compensation costs and/or other expenses that would otherwise be included in the applicable GAAP measures.

         As previously announced, on April 23, 2007, the Company received a letter from a Nasdaq Listing Qualifications Panel (the "Panel") notifying the Company that the Panel had granted the Company's request for continued listing of its securities on the Nasdaq Global Select Market. The Company's continued listing is subject to certain conditions, including: (1) on or before June 20, 2007, the Company must file its Form 10-Q for the quarter ended December 31, 2006, as well as any required restatements; (2) on or before July 23, 2007, the Company must hold its 2006 annual shareholder meeting; and (3) the Company must provide Nasdaq with additional information regarding the Company's previously announced voluntary review of its historical and current stock option grant practices and related accounting. The Company is currently unable to determine if it will be able to satisfy the conditions specified by the Panel by their respective deadlines. Should the Company be unable to meet the conditions set forth in the Panel's decision, there can be no assurance that Nasdaq will grant an additional extension of time or that the Company's securities will continue to be listed on The Nasdaq Stock Market.

         The information in this Item 2.02 of Form 8-K and Exhibit 99.1 attached hereto are being furnished and shall not be deemed "filed" for the purposes of
Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02 of Form 8-K and Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

         d.  Exhibits

         The following exhibit is furnished with this Current Report on Form
8-K:

    Exhibit           Description
    --------          -----------
      99.1            Press Release of Sonic Solutions dated May 17, 2007

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                      SONIC SOLUTIONS


                      By:      /s/  David C. Habiger
                      --------------------------------------------------------
                               Name: David C. Habiger
                               Title:    President and Chief Executive Officer
                               (Principal Executive Officer)


Date:  May 17, 2007